Exhibit 10.17

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”) is entered into as of August 9, 2019 (the “Effective Date”), by and between Allied Esports Entertainment, Inc. (formerly Black Ridge Acquisition Corp.), a Delaware corporation (the “Company”), and Eric Yang Qing (the “Representative”).

WHEREAS, reference is made to that certain Agreement and Plan of Reorganization, dated as of December 19, 2018 (the “Merger Agreement”), by and among the Company, Primo Vital Ltd., a British Virgin Islands exempted company, Black Ridge Merger Sub Corp., a Delaware corporation, Allied Esports Entertainment, Inc., a Delaware corporation (“AESE), Noble Link Global Limited, a British Virgin Islands exempted company, and Ourgame International Holdings Ltd., a Cayman Islands corporation;

WHEREAS, pursuant to the terms of the Merger Agreement, (i) the holders of capital stock of AESE outstanding immediately prior to the Transaction Effective Time (as defined in the Merger Agreement) (the “Shareholders”) received certain Merger Consideration (as defined in the Merger Agreement), and (ii) AESE designated the Representative to represent the interests of the Shareholders; and

WHEREAS, the Company and Representative, on behalf of the Shareholders, are entering into this Agreement pursuant to the Merger Agreement granting the Shareholders the registration rights set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“AESE” is defined in the recitals to this Agreement.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. The term “control” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” is defined in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to be closed.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

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“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Form S-3 Registration” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Representative” is defined in the preamble to this Agreement.

“Shareholder Indemnified Party” is defined in Section 4.1.

“Shareholder Parties” means, collectively, each Shareholder and any transferee of the Shareholder that is an Affiliate of the Shareholder to whom rights, duties and obligations under this Agreement are or were assigned by the Shareholder in accordance with Section 6.1 of this Agreement, as applicable; provided, that any such transferee that ceases to hold Registrable Securities shall no longer be a “Shareholder Party.”

“Majority-in-Interest” is defined in Section 2.1.1.

“Merger Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 2.1.3.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Registrable Securities” means the “Registrable Securities” covered by the Prior Registration Rights Agreement.

“Prior Registration Rights Agreement” means that certain registration rights agreement entered into by the Company in connection with its initial public offering.

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“Pro Rata” is defined in Section 2.1.3.

“Registrable Securities” means (i) all of the shares of Common Stock to be issued to Shareholders on and after the Effective Date pursuant to the Merger Agreement, including but not limited to any “Contingent Shares” issued to Shareholders after the Effective Date (as defined in the Merger Agreement), (ii) all of the shares of Common Stock to be issued to Shareholders on and after the Effective Date pursuant to the exercise of the Warrants, and (iii) any shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the Registrable Securities described in clauses (i)-(ii) above; provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) such securities are saleable under Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor act, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shareholders” has the meaning set forth in the recitals to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrants” means those certain Warrants to be issued by the Company to the Shareholders on and after the Effective Date pursuant to the Merger Agreement.

2. REGISTRATION RIGHTS.

     2.1 Demand Registration.

          2.1.1 Request for Registration. At any time and from time to time, the holders of a majority-in-interest of the Registrable Securities (determined on a fully-diluted basis) (the “Majority-in-Interest”), may make a written demand for registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration which may be available to the Company at such time (a “Demand Registration”); provided, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.1.1 if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $10,000,000. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall promptly notify all other holders of Registrable Securities of such demand, and each such holder that wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including Registrable Securities in such registration and each holder included in the Majority-in-Interest making demand pursuant to this Section 2.1.1, a “Demanding Holder”) shall so notify the Company within five (5) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.3 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities in any rolling 12-month period.

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          2.1.2 Effective Registration.

(i)         A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration registering all of the Registrable Securities specified in the notice received pursuant to Section 2.1.1, determined on the basis described in Section 2.1.1, has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until: (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a Majority-in-Interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

(ii)        If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an offering conducted by an Underwriter, they shall so advise the Company as part of their request made pursuant to Section 2.1.1 and the Company shall include such information in its notice to the other holders of Registrable Securities, and the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and agreement to enter into an underwriting agreement in customary form with the managing Underwriter or Underwriters. The holders of a Majority-in-Interest initially requesting the Demand Registration shall select the investment banking firm or firms to act as the managing Underwriter or Underwriters in connection with such offering.

          2.1.3 Reduction of Offering. If a Demand Registration involves an offering conducted by an Underwriter and the managing Underwriter or Underwriters for such Demand Registration advise the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, or the Commission otherwise requires that the number of such securities to be registered for sale pursuant to such offering be reduced (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of securities that each such Person has requested be included in such registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Prior Registrable Securities and the Option Securities (as defined in the Prior Registration Rights Agreement) for the account of the holders of the Unit Purchase Options (as defined in the Prior Registration Rights Agreement); and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

          2.1.4 Withdrawal. If a Majority-in-Interest of the Demanding Holders disapprove of the terms of any offering conducted by an Underwriter or are not entitled to include all of their Registrable Securities in any offering, such Majority-in-Interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Majority-in-Interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.1.

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2.2 Piggy-Back Registration.

          2.2.1 Piggy-Back Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and for stockholders of the Company, other than pursuant to Section 2.1 or 2.3), other than a Registration Statement on Form S-4 or S-8 or otherwise (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

          2.2.2 Reduction of Offering. If the Commission notifies the Company, or the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of securities which the Company desires to sell, taken together with shares of Common Stock or other securities, if any, as to which registration has been demanded or required pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

          (i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the following shares of Common Stock and other securities, if any, shall be included Pro Rata in accordance with the number of securities that each such Person has requested be included in such registration, regardless of the number of securities held by each such Person, to the extent they may be sold without exceeding the Maximum Number of Securities: (1) shares of Common Stock or other securities, if any, that are Registrable Securities, as to which registration has been requested in the Piggy-Back Registration, and (2) shares of Common Stock or other securities, if any, that are Prior Registrable Securities and the Option Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons; and

          (ii) If the registration is a “demand” registration undertaken at the demand of Persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such Persons, (A) first, the shares of Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the following shares of Common Stock and other securities, if any, shall be included Pro Rata in accordance with the number of securities that each such Person has requested be included in such registration, regardless of the number of securities held by each such Person, to the extent they may be sold without exceeding the Maximum Number of Securities: (1) shares of Common Stock or other securities, if any, that are Registrable Securities, as to which registration has been requested in the Piggy-Back Registration, and (2) the shares of Common Stock or other securities, if any, that are Prior Registrable Securities and the Option Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons.

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          2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement that is not being filed to effect a Demand Registration at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

     2.3 Registrations on Form S-3. Any Shareholder Party may at any time and from time to time, request in writing that the Company register (a “Form S-3 Registration”) the resale of any or all of such Person’s Registrable Securities on Form S-3 or any similar short-form registration (“Form S-3”), provided that the Company is eligible to use Form S-3 or such similar short-form registration at such time. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, subject to the provisions of Section 2.2, effect the registration of all or a portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or a portion of the Registrable Securities or other securities of the Company, if any, or any other holder or holders that are joining in such request as are specified in a written request given within ten (10) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 (i) if Form S-3 is not available for such offering or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $10,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

     3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

          3.1.1 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration and within 30 days after receipt of a request for a Form S-3 Registration, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided, further, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

          3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon. If in the reasonable judgment of the Company or a holder of Registrable Securities included in such registration, or its counsel, that such holder is or might be deemed to be an underwriter or controlling person of the Company within the meaning of Section 15 of the Securities Act and/or Section 20 of the Exchange Act, the Company shall include cautionary language in the Registration Statement, in form and substance reasonably satisfactory to such holder. Further, the Company shall provide such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

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          3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

          3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

          3.1.5 State Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

          3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement. No holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the Registration Statement and other documents relating to any offering in which they include any of their Registrable Securities pursuant to Section 2 hereof. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, as applicable, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

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          3.1.7 Cooperation. The Chief Executive Officer of the Company and all other officers and members of the management of the Company shall use their reasonable best efforts to cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

          3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable such holders to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

          3.1.9 Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement an executed copy of (i) any opinion of counsel to the Company delivered to any Underwriter, which such opinion will be addressed to such holder and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

          3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          3.1.11 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any registration to be listed on a national securities exchange or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a Majority-in-Interest of the Registrable Securities included in such registration.

     3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Section 3.1.4(iv) (a “3.1.4(iv) Suspension”), or, (ii) in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, of any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information (an “MNPI Suspension”), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the MNPI Suspension is lifted, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice; provided, however, that the Company may not suspend dispositions of Registrable Securities pursuant to an MNPI Suspension for more than forty five (45) consecutive days or for more than an aggregate of ninety (90) days during any twelve (12) month period, and upon the end of any such forty five (45) consecutive day period or aggregate ninety (90) days shall promptly provide each holder of Registrable Securities any supplemented or amended prospectus as shall be necessary to disclose all then material non-public information so as to allow dispositions pursuant to the Registration Statement.

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     3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any Form S-3 Registration effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a Majority-in-Interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

     3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

     4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Representative, Shareholders, the Shareholder Parties and each other holder of Registrable Securities, and each of their respective officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls any Shareholder or any other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Shareholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse each Shareholder Indemnified Party for any legal and any other expenses reasonably incurred by such Shareholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the selling holder with which such Shareholder Indemnified Party is affiliated expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, Affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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     4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder (including holders of Prior Registrable Securities and Option Securities) and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

     4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

          4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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          4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

          4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. RULE 144 COMPLIANCE. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder of securities of the Company to sell such securities to the public without registration or pursuant to a Form S-3 Registration or any similar form which may be available to the Company at such time, the Company shall:

(i)       make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Effective Date;

(ii)       use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act or the Exchange Act at any time after the Company has become subject to such reporting requirements; and

(iii)       furnish to any holder, for so long as such holder owns any Registrable Securities, promptly upon request, (a) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

6. MISCELLANEOUS.

     6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Shareholders or any subsequent holder of Registrable Securities hereunder may be freely assigned by any Shareholder or such other holder of Registrable Securities in conjunction with and to the extent of any transfer by the Shareholder or such other holder of Registrable Securities to any Person; provided, that none of the rights, duties or obligations of the Shareholder or such other holder of Registrable Securities shall be assignable unless: (i) the aggregate amount of Registrable Securities transferred to such transferee amounts to at least 1% of the then issued and outstanding Common Stock, which for convertible securities, shall be calculated in accordance with Section 13 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) such transferee signs a joinder agreement to this Agreement in a form reasonably satisfactory to the Company. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and the permitted assigns of the Shareholders or such other holders of Registrable Securities or of any assignee of the Shareholders or such other holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than the Shareholders and as expressly set forth in Article 4 and this Section 6.1.

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     6.2 Notices. All notices, requests, demands, claims and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered personally against written receipt, by facsimile or by reputable domestic or international overnight courier to the parties at the following addresses (or to the attention of such other Person or at such other address as any party may provide to the other party by notice in accordance with this Section 6.2):

If to Representative or any Shareholder Party:

Eric Yang Qing

c/o WPT Enterprises, Inc.

1920 Main St., Ste. 1150

Irvine, CA 92614

If to the Company:

Black Ridge Acquisition Corp.

110 N 5th Street, Suite 410

Minneapolis, MN 55403

Attention: James Moe

Any such notice, request, demand, claim or other communication will be deemed to have been given (i) if personally delivered, when so delivered, or (ii) if sent by reputable domestic or international overnight courier, when received.

     6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

     6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

     6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be effective unless executed in writing by the Company and Representative (who may amend this Agreement on behalf of all Shareholders).

     6.7 Titles and Headings. Titles and headings of Sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

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     6.8 Waivers and Extensions. Representative, on behalf of one or all Shareholders, may waive any right, breach or default which such Shareholder(s) has the right to waive, provided that such waiver will not be effective against the waiving Shareholder(s) unless it is in writing, is signed by Representative, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

     6.9 Remedies Cumulative. If the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Shareholders and any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

     6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof. The Company and Representative, on behalf of the Shareholders and Shareholder Parties, irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. The Company and Representative, on behalf of the Shareholders and Shareholder Parties, hereby agree not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

     6.11 Waiver of Trial by Jury. THE COMPANY AND REPRESENTATIVE, ON BEHALF OF THE SHAREHOLDERS AND SHAREHOLDER PARTIES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

BLACK RIDGE ACQUISITION CORP.

By:	/s/ Ken DeCubellis
	Name:	Ken DeCubellis
	Title:	Chief Executive Officer

REPRESENTATIVE

By:	/s/ Eric Yang Qing
	Name:	Eric Yang Qing

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